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                                                         EXHIBIT 99(a)


                                                MEDCROSS, INC. AND SUBSIDIARIES
                                              PROFORMA CONSOLIDATED BALANCE SHEET

                                                          (unaudited)

                                                            Assets

                                                                           As Reported                           Proforma
                                                                          June 30, 1996      Adjustments       June 30, 1996
Current assets
  Cash and cash equivalents                                                 $  383,954       $10,101,312        $10,485,266
  Accounts receivable less allowance of $681,600                               910,124                 -            910,124
  Inventory                                                                    830,098                 -            830,098
  Prepaid expenses                                                              95,383                 -             95,383
                                                                             ---------        ----------         ----------
             Total current assets                                            2,219,559        10,101,312         12,320,871
                                                                             ---------        ----------         ----------
Net property and equipment                                                   2,258,504                 -          2,258,504
                                                                             ---------        ----------         ----------
Investment in unconsolidated subsidiary                                          6,250                 -              6,250
Intangible assets, net of amortization of $881,901                           3,243,844         9,800,000         13,043,844
Other assets                                                                    30,482                 -             30,482
                                                                             ---------        ----------         ----------
             Total assets                                                  $ 7,758,639       $19,901,312        $27,659,951
                                                                             =========        ==========         ==========

                                             Liabilities and Stockholders' Equity

Current liabilities
  Accounts payable and accrued expenses                                    $ 2,483,634      $(   617,539)       $ 1,866,095
  Advance deposits received                                                    233,728                 -            233,728
  Accrued royalty fees                                                         450,000       (   450,000)                 -
  Note payable - related party                                                 663,500       (   575,500)            88,000
  Note payable - other                                                       1,805,000       (   748,000)         1,057,000
  Current portion of long-term debt - related party                             39,230                 -             39,230
  Current portion of long-term debt - other                                    488,957                 -            488,957
  Current obligations under capital lease                                      230,918                 -            230,918
                                                                             ---------        ----------         ----------
             Total current liabilities                                       6,394,967       ( 2,391,039)         4,003,928
                                                                             ---------        ----------         ----------
Long-term debt - related                                                        68,579                 -             68,579
Obligations under capital leases                                               396,762                 -            396,762
Minority equity interest  in consolidated subsidiaries                         333,165                 -            333,165
Commitments and contingencies

Stockholders' equity
  Preferred stock                                                               75,000         2,400,000          2,475,000
  Common stock                                                                  59,112            13,650             72,762
  Other stockholders' equity                                                   431,054        19,878,701         20,309,755
                                                                             ---------        ----------         ----------
             Total stockholders' equity                                        565,166        22,292,351         22,857,517
                                                                             ---------        ----------         ----------
             Total liabilities and stockholders' equity                    $ 7,758,639      $ 19,901,312        $27,659,951
                                                                             =========        ==========         ==========



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 99(a)1
                       MEDCROSS, INC. AND SUBSIDIARIES
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET


The Pro Forma Consolidated Balance Sheet of Medcross, Inc. (the "Company") has been prepared based upon the Balance Sheet as previously reported in the Form 10-QSB for the period ending June 30, 1996 with pro forma entries to reflect the events subsequent to such date and summarized as follows:

1. the sale by the Company of 240,000 shares of Class C Preferred Stock for $60 per share, after payment of commissions and other expenses related to the offering;

2.       the extinguishment of certain short-term debt;

3.       the issuance by the Company of $717,000 in 8% Convertible Promissory
         Notes;

4. the release of 1.6 million shares of the Company's Common Stock held in escrow for the benefit of the shareholders of ILINK, Ltd.; and

5. the issuance of 350,000 shares of the Company's Common Stock pursuant to the conversion of a portion of the principal of the 10% Promissory Notes.

The Pro Forma Consolidated Balance Sheet is condensed and unaudited and was prepared solely to reflect the effect on the Company's Balance Sheet at June 30, 1996 of the subsequent events as described above. The date of June 30, 1996 was selected because the Company did not prepare or report financial information on a monthly basis subsequent to such date. The Pro Forma Consolidated Balance Sheet does not reflect any other operations or changes in financial condition which may have occurred subsequent to June 30, 1996 nor does it include Statements of Income, Cash Flows or footnote disclosures which are normally included with financial statements.
       99(a)2